                                                                    Exhibit 4.22



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                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                               STATIA MARINE, INC.

                                       AND

                        TRANSAMERICA EQUIPMENT FINANCIAL
                              SERVICES CORPORATION





                          DATED AS OF DECEMBER 20, 2000


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                                TABLE OF CONTENTS


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
PRELIMINARY STATEMENT.............................................................................................1


ARTICLE 1 -- DEFINITIONS..........................................................................................1

   SECTION 1.01.    DEFINITIONS...................................................................................1

ARTICLE 2 -- AMOUNT, TERMS AND REPAYMENT OF THE LOAN..............................................................8

   SECTION 2.01.    THE LOAN......................................................................................8
   SECTION 2.02.    CLOSING; DISBURSEMENT OF PROCEEDS.............................................................8
   SECTION 2.03.    THE NOTE......................................................................................8
   SECTION 2.04.    LOAN ACCOUNTING...............................................................................8
   SECTION 2.05.    INTEREST......................................................................................9
   SECTION 2.06.    PAYMENT.......................................................................................9
   SECTION 2.07.    VOLUNTARY PREPAYMENT..........................................................................9
   SECTION 2.08.    PREPAYMENT RESULTING FROM ACCELERATION........................................................9
   SECTION 2.09.    TAXES, ASSESSMENTS............................................................................9
   SECTION 2.10.    TERM..........................................................................................9

ARTICLE 3 -- CONDITIONS OF LENDING...............................................................................10

   SECTION 3.01.    CONDITIONS PRECEDENT TO THE LOAN.............................................................10

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES......................................................................12

   SECTION 4.01.    CORPORATE EXISTENCE AND POWER................................................................12
   SECTION 4.02.    AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS..............................12
   SECTION 4.03.    LEGAL AGREEMENTS.............................................................................12
   SECTION 4.04.    FINANCIAL CONDITION..........................................................................12
   SECTION 4.05.    NO MATERIAL ADVERSE CHANGE...................................................................12
   SECTION 4.06.    LABOR MATTERS; ACTS OF GOD...................................................................13
   SECTION 4.07.    LITIGATION...................................................................................13
   SECTION 4.08.    NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS...............................................13
   SECTION 4.09.    COMPLIANCE WITH LAWS AND REGULATIONS.........................................................13
   SECTION 4.10.    TITLE TO PROPERTIES..........................................................................13
   SECTION 4.11.    LIENS........................................................................................13
   SECTION 4.12.    ACCURACY OF INFORMATION......................................................................13
   SECTION 4.13.    TAXES........................................................................................14
   SECTION 4.14.    OTHER AGREEMENTS.............................................................................14
   SECTION 4.15.    SUBSIDIARIES AND OWNERSHIP OF STOCK..........................................................14
   SECTION 4.16.    OPERATION OF BUSINESS........................................................................14
   SECTION 4.17.    ENVIRONMENTAL MATTERS........................................................................14

ARTICLE 5 -- AFFIRMATIVE COVENANTS...............................................................................15

   SECTION 5.01.    FINANCIAL STATEMENTS; OTHER INFORMATION......................................................15
   SECTION 5.02.    COMPLIANCE CERTIFICATE.......................................................................16
   SECTION 5.03.    INSURANCE....................................................................................17
   SECTION 5.04.    PRESERVATION OF CORPORATE EXISTENCE..........................................................17
   SECTION 5.05.    INSPECTION...................................................................................17
   SECTION 5.06.    MAINTENANCE OF PROPERTIES....................................................................17
   SECTION 5.07.    MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT..................................................17
   SECTION 5.08.    DISCHARGE OF INDEBTEDNESS....................................................................17
   SECTION 5.10.    UNINSURED LOSS...............................................................................17
   SECTION 5.11.    OWNERSHIP OF BORROWER........................................................................18

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
ARTICLE 6 -- NEGATIVE COVENANTS..................................................................................18

   SECTION 6.01.    MERGER OR CONSOLIDATION; ASSET SALES.........................................................18
   SECTION 6.03.    LIENS AND ENCUMBRANCES.......................................................................18

ARTICLE 7 -- EVENTS OF DEFAULT, RIGHTS AND REMEDIES..............................................................18

   SECTION 7.01.    EVENTS OF DEFAULT............................................................................18
   SECTION 7.02.    RIGHTS AND REMEDIES UPON EVENT OF DEFAULT....................................................20

ARTICLE 8 -- MISCELLANEOUS.......................................................................................20

   SECTION 8.01.    NO WAIVER; CUMULATIVE REMEDIES...............................................................20
   SECTION 8.02.    AMENDMENTS...................................................................................21
   SECTION 8.03.    RIGHT OF SETOFF..............................................................................21
   SECTION 8.04.    ADDRESSES FOR NOTICES........................................................................21
   SECTION 8.05.    COSTS, EXPENSES AND INDEMNIFICATION..........................................................22
   SECTION 8.06.    EXECUTION IN COUNTERPARTS....................................................................23
   SECTION 8.07.    BINDING EFFECT; ASSIGNMENT...................................................................23
   SECTION 8.08.    GOVERNING LAW................................................................................23
   SECTION 8.09.    JUDICIAL PROCEEDINGS.........................................................................23
   SECTION 8.10.    SEVERABILITY OF PROVISIONS...................................................................24
   SECTION 8.11.    SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES.......................................24
   SECTION 8.12.    HEADINGS.....................................................................................24
   SECTION 8.13.    JURY TRIAL WAIVER............................................................................24


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                                    Page ii

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT made and entered into this 20th day of December, 2000, is by and between STATIA MARINE, INC., an exempted company organized and existing under the laws of the Cayman Islands ("Borrower") and TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION, a Delaware corporation, Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018 ("Lender").

                              PRELIMINARY STATEMENT

         A. Borrower is organized and existing under the laws of the Cayman Islands, and is the owner of the vessel known as M/V STATIA RESPONDER, registered under the Maritime Laws of the Republic of Vanuatu, Gross Tons: 996 ITC, Net Tons: 298 ITC, bearing Certificate of Registration Number 211, as more particularly described hereinafter (the "Vessel"); and,

         B. Borrower has requested that Lender provide Borrower with a loan in the principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) (the "Loan") to be used for general corporate purposes; and

         C. Lender has agreed to make the Loan to Borrower, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article shall have the meanings assigned to such terms in this Article, and include the plural as well as the singular; and

         (b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (as defined below).

         (c) Computation of Time Periods in this Agreement shall mean the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".





                                     Page 1
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         "ACKNOWLEDGMENT" means the Letter of Acknowledgment and Consent to
         Assignment of Bareboat Charter Agreement dated December 20, 2000, acknowledged by Charterer on December 20, 2000.

         "AGREEMENT" means this Loan Agreement, as amended, supplemented and modified from time to time in accordance with the terms hereof.

         "APPLICABLE LAW" means the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         "ASSIGNMENT OF CHARTER" means that certain Assignment of Bareboat Charter Agreement dated as of December 20, 2000, executed by Borrower in favor of Lender assigning all of Borrower's rights under the Charter Agreement.

         "ASSIGNMENT OF INSURANCE" means that certain Assignment of Insurance Claims dated as of December 20, 2000, executed by Borrower in favor of Lender, assigning all of Borrower's rights with respect to any insurance claims involving the Vessel.

         "BORROWER" means Statia Marine, Inc., an exempted company organized and existing under the laws of the Cayman Islands, together with its successors and assigns.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in Illinois.

         "CHARTER AGREEMENT" means that certain Bareboat Charter Party regarding the Vessel dated as of December 20, 2000 between Borrower, as owner, and Statia Terminals N.V. , as Charterer, as the same may be modified, amended or supplemented from time to time.

         "CHARTERER" means Statia Terminals N.V., a corporation organized and existing under the laws of the Netherlands Antilles.

         "CLOSING DATE" means the date on which this Agreement and the other Loan Documents are executed and delivered to Lender.

         "COLLATERAL" means, collectively, the Vessel, all of Borrower's property and interests encumbered by the Assignment of Charter and the Assignment of Insurance from time to time during the term of this Agreement, and all substitutions and replacements therefor. It is the intent of Borrower and Lender that the Collateral shall secure all of the Obligations.




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         "DISTRIBUTIONS" in respect of any corporation means and includes: (i)
         the payment of any dividends or other distributions on capital stock of the Borrower (except distributions in such stock) and (ii) the redemption or acquisition of securities unless made contemporaneously from the net proceeds of the sale of securities.

         "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "EVENT OF DEFAULT" means the occurrence of any one or more of the events set forth in Section 7.01 of this Agreement.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" means those accounting principles as in effect in the United States of America on the date of, and consistent with those followed in the preparation of, the financial statements referred to in Section 4.04 hereof.

         "GOVERNMENTAL AUTHORITY" shall mean any nation, state, sovereign or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means Statia Terminals Group N.V., a limited liability company organized and existing under the laws of the Netherlands Antilles, STANDING ALONE AND NOT CONSOLIDATED WITH ANY OF ITS SUBSIDIARIES ALL AS MORE FULLY PRESENTED IN THE FINANCIAL STATEMENTS OF GUARANTOR WHICH ARE ATTACHED HERETO AS EXHIBIT "A".

         "GUARANTY" means that certain Guaranty executed by the Guarantor and dated the date of this Agreement.

         "INDEBTEDNESS" means all items of indebtedness which, in accordance with Generally Accepted Accounting Principles, would be deemed a liability of a Person as of the date as of which such indebtedness is to be determined, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable, whether by reason of any agreement to acquire such indebtedness, to supply or advance sums, or otherwise. Without limiting the scope of the foregoing, such term shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all lease obligations which are required to be capitalized for financial reporting purposes in accordance with GAAP, (e) all debts secured by any mortgage, lien, pledge, attachment, charge, or other security interest or encumbrance of any kind in respect of any property or upon the income or profits therefrom, whether or not such debt is assumed by the party granting such security, and (f) all debt of third persons guaranteed by a party.

         "LENDER" Transamerica Equipment Financial Services Corporation, a Delaware corporation, together with its successors and assigns.




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         "LIEN" means any preferred ship or other mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code, the Ship Mortgage Act or comparable law of any jurisdiction (including, without limitation, the Republic of Vanuatu or the Netherlands Antilles) to evidence any of the foregoing, but excluding any Permitted Liens.

         "LIQUID INVESTMENTS" means:

                  (a) securities issued or directly and fully guaranteed or insured by the United States;

                  (b) bankers acceptances or time deposits and certificates of deposit with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof ("bank debt securities"), which are either issued by (i) any bank or (ii) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less that "A" (or the then equivalent) by S&P or Moody's, and

                  (c) commercial paper with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof issued by (A) a bank or (B) any other Person if at the time of purchase such commercial paper is rated not less that "A-2" (or the then equivalent) by S&P or not less than "P-2" (or the then equivalent) by Moody's;

                  (d) repurchase or reverse purchase agreements relating to investments described in clauses (a), (b) and (c) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the equivalent) by S&P or of Moody's; and

                  (e) such other instruments as the Borrower may request and the Lender may approve in writing, which approval will not be unreasonably withheld.

         "LOAN" has the meaning set forth in the Preliminary Statement to this Agreement.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Guaranty, the Security Documents, including all exhibits and schedules to such documents.

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         "MATERIAL ADVERSE CHANGE" means, with respect to any Person, a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole, and which has a material impairment of the ability of Borrower, Guarantor or Chaterer, or any one of them, to repay or perform the Obligations.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole, and which has a material impairment of the ability of Borrower, Guarantor or Charterer, or any one of them, to repay or perform the Obligations.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor to its business.

         "NET CASH PROCEEDS" means, with respect to any sale, transfer or other disposition of any of Borrower's or any of its Subsidiaries' Property (including the sale or transfer of stock or other equity interest by Borrower or such Subsidiary) all cash and Liquid Investments received by Borrower or any Guarantor from such sale, transfer or other disposition after (a) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with, and necessary for, any such sale, transfer, or other disposition; and (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Borrower and the Subsidiaries directly related to such sale, transfer or other disposition.

         "NOTE" means the promissory note made and subscribed by Borrower to the order of Lender, dated as of December 20, 2000, in the original principal sum of Seven Million and 00/100 Dollars ($7,000,000.00), together with any amendments thereto and renewals, replacements, refinancings and consolidations thereof.

         "OBLIGATIONS" means all indebtedness, obligations and liabilities of Borrower under this Agreement, the Note or any of the Security Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, attorneys' fees, remarketing fees, origination fees, collection fees and all other professionals' fees), costs, expenses, taxes or otherwise.

         "PAYMENT DATE" means the first day of each month, said dates being the dates on which principal and interest shall be payable as specified in the Note and on which interest rates on the Note shall be adjusted.

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         "PERMITTED LIENS" means:

                  (a) Liens for taxes, assessments or other charges the payment of which is not past due or the validity of which is being contested, with notice to Lender, in good faith and by appropriate legal proceedings which stay the collection of such taxes, assessments or other charges and the enforcement of such Liens, provided adequate reserves have been established on the books of Borrower;

                  (b) Liens of carriers and warehousemen and similar liens incurred in the ordinary course of business for sums that are not past due or the validity of which is being contested in good faith, including, but not limited to, liens for crew's wages and salvage, including contract salvage and liens for general average, provided adequate reserves have been established on the books of Borrower

                  (c) Liens incurred in ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of insurance or benefits;

                  (d) Any attachment or judgment Lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after expiration of any such stay; and

                  (e) Liens required by the terms of this Agreement.

         "PERSON" means any individual, partnership, joint venture, association, joint stock company, trust, unincorporated organization, unaffiliated corporation or any government or any agency or political subdivision thereof.

         "PREFERRED SHIP MORTGAGE" shall mean that certain First Preferred Ship Mortgage dated December 20, 2000, by Borrower in favor of Lender encumbering the Vessel, to be recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Vanuatu, as amended, supplemented and modified from time to time in accordance with the terms thereof.

         "REQUIREMENTS OF LAW" shall mean, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulation G, T, U and X of the Federal Reserve Board, and any certificates of occupancy, zoning ordinances, building, environmental or land use ordinance, law, rule, or regulation, or occupational safety or health law, rule or regulation.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or any successor to its business.

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         "SECURITY DOCUMENTS" means, collectively, the Charter Agreement, the
         Preferred Ship Mortgage, the Assignment of Charter, the Assignment of Insurance, the Acknowledgment and all other security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, pledge agreements, financing statements, insurance policies, vessel surveys, appraisals and any other agreements or certificates now or hereafter delivered to evidence, secure or guarantee the payment and/or performance of the Obligations.

         "SUBSIDIARY" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other manager of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person.

         "TERMINATION DATE" means that date by which all payments of principal and interest, all other sums, and all duties and obligations owing or to be discharged under the Loan Documents and the Security Documents, or any extensions thereof, must be made in full or completely performed.

         "THREE (3) MONTH LIBOR RATE" means the variable rate of interest determined by the Lender and adjusted monthly on each Payment Date, which rate shall be equal to the three (3) month rate for "London InterBank Offered Rates" as published in the Money Rates section of The Wall Street Journal on the immediately preceding Payment Date. In the event that the London InterBank Offered Rates becomes unavailable at any time during the term of the Note, then Lender may select and designate a comparable substitute index rate after notice to the Borrower.

         "VESSEL" shall mean the Vessel M/V Statia Responder, which consists of 996 gross tons (ITC), 298 net tons (ITC), bears Official Number 211, and whose home hailing port is Port Villa, Vanuatu, together with all engines, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, spare parts and gear and all other appurtenances appertaining or belonging thereunto, whether now owned or hereafter acquired, and any and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the aforesaid equipment and appurtenances.

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                                    ARTICLE 2
                     AMOUNT, TERMS AND REPAYMENT OF THE LOAN

SECTION 2.01. THE LOAN. Lender agrees to make the Loan to Borrower, on the terms and subject to the conditions set forth herein, and in the Loan Documents, as determined by Lender from time to time in its reasonable discretion. The Loan shall be funded and disbursed to Borrower on the Closing Date, upon satisfaction of the conditions set forth in Section 3.01 of this Agreement.

SECTION 2.02. CLOSING; DISBURSEMENT OF PROCEEDS. The closing shall be held at the offices of Lender or Lender's counsel, or such other location as Borrower and Lender may mutually agree upon, on the Closing Date. Disbursement of the Loan proceeds shall be by bank wire transfer to an account of Borrower or any other Person designated to Lender in writing by Borrower or by check payable to the order of Borrower or any other Person designated to Lender in writing by Borrower, all in accordance with a pay proceeds letter delivered to Lender. The proceeds of the Loan shall be used by Borrower for general corporate purposes.

SECTION 2.03. THE NOTE. The Borrower's obligation to repay the Loan shall be evidenced by and repayable with interest in accordance with the terms of the Promissory Note dated December 20, 2000 (the "Note"), payable to the order of Lender. Principal on the Note shall be payable in Seventy-One (71) equal and consecutive monthly payments of NINETY-SEVEN THOUSAND TWO HUNDRED TWENTY-TWO AND 22/100 DOLLARS ($97,222.22) each, payable on the first day of each month, commencing on February 1, 2001, with the seventy-second and final installment of all outstanding principal and interest being due and payable on January 1, 2007. Commencing on February 1, 2001, and continuing on each Payment Date thereafter, Borrower shall pay interest in arrears to Lender on the unpaid principal amount on the Note, from and including the date hereof until paid in full at a rate per annum equal to the Three (3) Month LIBOR Rate plus Three and Twenty One-Hundredths percent (3.20%) per annum, which rate shall be adjusted monthly on each Payment Date, based upon the Three (3) Month LIBOR Rate in effect on the immediately preceding Payment Date; PROVIDED, HOWEVER, that from the date of funding of the Loan until February 1, 2001, the interest rate on the Note shall be Nine and Seventy-four One-Hundredths percent (9.74%) per annum. Interest on the Note shall be computed on the basis of a 360-day year based on the actual number of days elapsed and shall be payable in arrears. All payments under the Note shall be made in lawful money of the United States of America and in immediately available funds.

SECTION 2.04. LOAN ACCOUNTING. Lender shall maintain, in accordance with its usual and customary practice, an account or accounts evidencing the outstanding indebtedness of Borrower under the Note and the amount of principal and interest payable and paid from time to time by Borrower under the Note. In any legal action or proceeding respecting this Agreement or the Note, the entries made in such account or accounts shall be conclusive evidence of the existence, amounts, and terms of the obligations of Borrower therein or thereon recorded, absent manifest error.

SECTION 2.05. INTEREST. Borrower shall pay interest on the principal balance from time to time outstanding on the Note, in accordance with the terms more fully set forth therein. Interest shall accrue on the Note commencing on the date of funding and shall continue until such time as the entire principal balance thereof is fully repaid, together with all other Obligations hereunder and on such other terms as are specified herein and in the Note.

SECTION 2.06. PAYMENT. Except as Lender or holder of the Note may otherwise direct in writing, Borrower agrees to make all payments directly to Lender or to the holder of the Note from time to time at such address as Lender or such holder shall specify and in accordance with the terms of payment set forth in the Note. All payments of principal and interest due under the Note and of any other amounts due hereunder shall be made to Lender or the holder of the Note in immediately available funds by not later than 2:00 p.m., Eastern Standard Time, on the due date thereof without any deduction or offset whatsoever. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

SECTION 2.07. VOLUNTARY PREPAYMENT. Borrower shall have the right to prepay the principal amount outstanding on the Note, in whole or in part, subject to the conditions more fully set forth in the Note.

SECTION 2.08. PREPAYMENT RESULTING FROM ACCELERATION. If Lender shall elect as one of its remedies acceleration of payment of the balance owing under the Note pursuant to the terms thereof, or otherwise, Borrower shall pay a premium determined in accordance with the computation set forth in the Note as to all amounts then payable under the accelerated Note.

SECTION 2.09. TAXES, ASSESSMENTS, ETC. Borrower shall be responsible for, and shall promptly pay and discharge, all taxes, fees, duties and assessments that may be payable by or imposed upon Lender arising out of the Loan Documents or the Security Documents. Notwithstanding the forgoing, Borrower shall not be liable for or required to pay or reimburse Lender any income or franchise taxes imposed at any time upon Lender by any taxing authority in any jurisdiction, whether any such jurisdiction is in the United States or any foreign country; PROVIDED, HOWEVER, that Lender shall be furnished with opinions of Cayman Islands counsel and Netherlands Antilles counsel stating that there will be no income or franchise taxes imposed upon Lender by any taxing authority in the aforesaid jurisdictions as a result of the mortgages, security interests, pledges and other rights granted to Lender pursuant to the Security Documents.

SECTION 2.10. TERM. This Agreement shall remain in effect so long as any sums are owing or any duties or Obligations remain to be performed by Borrower to or for the benefit of Lender under the Loan Documents.

                                    ARTICLE 3

                              CONDITIONS OF LENDING

SECTION 3.01. CONDITIONS PRECEDENT TO THE LOAN. The obligation of Lender to make the Loan hereunder is subject to the condition precedent that Lender shall have received, on or before the Closing Date (unless otherwise indicated), all of the following, each dated (unless otherwise indicated) as of the Closing Date, in form and substance satisfactory to Lender in its sole discretion:

         (a) the Note, properly executed on behalf of Borrower;

         (b) each of the other Loan Documents, properly executed on behalf of Borrower or Guarantor, as the case may be;

         (c) copies of the Memorandum of Association and Articles of Association of Borrower, certified by an authorized officer of Borrower as being true and correct copies thereof;

         (d) copies of the Articles of Incorporation of Guarantor and Charterer, respectively, certified by an authorized officer of Guarantor or Charterer, as applicable, as being true and correct copies thereof;

         (e) a signed copy of a certificate of an authorized officer of Borrower, which shall certify the names of the officers of Borrower authorized to execute and deliver this Agreement and the other Loan Documents, and other documents or certificates to be delivered pursuant to the Loan Documents by Borrower or any of Borrower's officers, together with the true signatures of such officers. Lender may conclusively rely on such certificate until Lender shall receive a further certificate of an authorized officer of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

         (f) signed copies of a certificate of authorized officers of each of Guarantor and Charterer, respectively, which shall certify the names of the officers of Guarantor or Charterer, as applicable, authorized to execute and deliver the Guaranty or the Charter Agreement, as applicable, or any other documents or certificates which may be required under this Agreement or any of the other Loan Documents, together with the true signatures of such officers. Lender is hereby authorized to conclusively rely on such certificate until Lender shall receive a further certificate of an authorized officer of Guarantor or Charterer canceling or amending the prior certificate and submitting the signature of the officers named in such further certificate.

         (g) opinions of counsel to the Borrower covering various matters of law with respect to (i) the State of Illinois, (ii) the Cayman Islands, British West Indies, and (iii) the Republic of Vanuatu, which opinions shall be in form and substance reasonably satisfactory to Lender.

         (h) copies of the respective corporate resolutions of Borrower and Guarantor authorizing and approving the Loan and the execution and delivery of the applicable Loan Documents, certified by the respective Secretary of Borrower and Guarantor as being a true and correct copy thereof;

         (i) a copy of the corporate resolution of Charterer authorizing the execution and delivery of the Charter, the Acknowledgment and any other documents related thereto;

         (j) a good standing certificate with respect to Borrower, issued as of a recent date by the Secretary of State or other appropriate and authorized official of Borrower's respective jurisdiction of incorporation;

         (k) Guaranty Agreement executed by Guarantor, with the Guarantor providing a full and unconditional Guaranty of all Obligations of Borrower under this Agreement and the Note, which shall guaranty the Obligations on a joint and several basis;

         (l) an opinion of counsel to Guarantor, which opinion shall be in form and substance reasonably satisfactory to Lender;

         (m) an opinion of counsel to Charterer, which opinion shall be in form and substance reasonably satisfactory to Lender;

         (n) duly executed and filed Security Documents establishing in Lender, as determined by Lender's counsel, to be received by Lender prior to the disbursement of any Loan proceeds; it being agreed that Lender is under no obligation to disburse any proceeds until it receives satisfactory evidence of its first preferred mortgage position on the Vessel;

         (o) evidence that all insurance policies required under any of the Loan Documents and all other documents which may be required thereunder, are in full force and effect;

         (p) all accrued and unpaid fees and expenses payable hereunder or pursuant to the terms hereof;

         (q) evidence satisfactory to Lender regarding ownership and documentation of the Vessel and confirming that all licenses have been obtained by Borrower and are in full force and effect to operate the Vessel according to their intended use.

         (r) such other documents, certification, acknowledgments or opinions of counsel or other experts respecting the Loan Documents as Lender shall reasonably request.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Borrower, with the knowledge that Lender is relying thereon in executing this Agreement and making the Loan, represents and warrants the following to Lender as of the date hereof for the entire term of this Agreement or at the closing, as applicable:

SECTION 4.01. CORPORATE EXISTENCE AND POWER. Borrower is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by said party makes such licensing or qualification necessary. Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement or any of the other Loan Documents, as applicable.

SECTION 4.02. AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by Borrower of the respective Loan Documents to which it is a party, and the borrowing under this Agreement, have been duly authorized by all necessary corporate action and do not and will not
(i) require any consent or approval of the respective stockholders of Borrower, or any authorization, consent or approval by any domestic or foreign governmental department, commission, board, bureau, agency or instrumentality,
(ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to Borrower or of the Memorandum of Association and Articles of Association of Borrower, or (iii) at the time of closing, result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or its property may be materially bound or affected.

SECTION 4.03. LEGAL AGREEMENTS. This Agreement and each of the other Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower, in accordance with their respective terms. The Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.

SECTION 4.04. FINANCIAL CONDITION. Borrower shall furnish to Lender the financial statements required to be furnished in accordance with the terms of this Agreement. Such financial statements fairly present the respective financial condition of Borrower on the dates thereof and the results of operations for the periods then ended, and were prepared in accordance with GAAP. There are no liabilities of Borrower, fixed or contingent, which are material and are not reflected in the financial statements or the notes thereto, other than liabilities arising in the ordinary course of business since inception.

SECTION 4.05. NO MATERIAL ADVERSE CHANGE. There has been no Material Adverse Change in the business, assets, liabilities, business prospects, properties or condition (financial or otherwise) of Borrower since its inception.

SECTION 4.06. LABOR MATTERS; ACTS OF GOD. As of the closing, no attempt to organize the employees of Borrower, and no labor disputes, strikes or walkouts affecting the operations of Borrower is pending, or, to Borrower's knowledge, threatened, planned or contemplated. Likewise, neither the business nor the properties of the Borrower are presently affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of any public enemy or any other casualty (whether or not covered by insurance), which would have a Material Adverse Effect Borrower.

SECTION 4.07. LITIGATION. As of the closing, except as set forth on Exhibit "B" attached hereto, there are no actions, suits or proceedings pending (including any environmental claims or other matters) or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Borrower would have a Material Adverse Effect on Borrower.

SECTION 4.08. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. As of the closing, except for Permitted Liens, Borrower has satisfied all respective judgments, and Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign which could reasonably be expected to have a Material Adverse Effect on Borrower.

SECTION 4.09. COMPLIANCE WITH LAWS AND REGULATIONS. Borrower, in the conduct of its business affairs, has complied in all material respects with the requirements of all applicable laws and regulations, noncompliance with which would have a Material Adverse Effect on Borrower.

SECTION 4.10. TITLE TO PROPERTIES. Borrower has good, valid and marketable title to all its material properties and assets, both real and personal, including, without limitation, the Vessel, and all material property reflected in the financial statements of Borrower referred to in Section 4.04, above, (except for such material property as has been sold or otherwise disposed of in the ordinary course of business since the date thereof), free from any Liens, except as described in such financial statements.

SECTION 4.11. LIENS. The assets of Borrower which comprise the Collateral, including, without limitation, the Vessel, are not and will not be subject to any Lien or the terms of any security agreement during the term hereof, other than any Permitted Liens.

SECTION 4.12. ACCURACY OF INFORMATION. All written and electronic information supplied to Lender by or on behalf of Borrower with respect to any properties of Borrower (whether prior to entering into this Agreement, in this Agreement, or after entering into this Agreement), is and shall be true and correct in all material respects; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 4.13. TAXES. Borrower has filed or caused to be filed all tax returns which are required to be filed by it pursuant to all applicable federal, state and local laws, regulations, or orders. Borrower has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or otherwise or pursuant to any assessment received by Borrower. The charges, accruals, and reserves in respect of income taxes on the books of Borrower are adequate. Borrower does not know of any proposed material tax assessment against it or any extension of time necessary for the assessment of federal, state or local taxes of Borrower which is in effect or has been required or applied for, except as disclosed in the financial statements furnished to Lender in accordance with Section 4.04 hereof.

SECTION 4.14. OTHER AGREEMENTS. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect on Borrower. Borrower is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could reasonably be expected to have a Material Adverse Effect on Borrower.

SECTION 4.15. SUBSIDIARIES AND OWNERSHIP OF STOCK. Upon the request of the Lender, Borrower shall furnish to Lender a complete and accurate list of the Subsidiaries and Affiliates of Borrower, showing the jurisdiction of incorporation of each and showing the percentage of Borrower's ownership of the outstanding stock of each Subsidiary or Affiliate and the percentage of each Affiliate's ownership of the outstanding capital stock of Borrower.

SECTION 4.16. OPERATION OF BUSINESS. Borrower possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

SECTION 4.17. ENVIRONMENTAL MATTERS. As of the closing, except for those matters disclosed on Exhibit "B", attached hereto:

         (a) The operations of Borrower and its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements;

         (b) Borrower and each of its Subsidiaries has obtained all environmental, health and safety permits necessary for its operations and all such permits are in good standing and Borrower and each of its Subsidiaries is in compliance with all terms and conditions of such permits;

         (c) Neither Borrower nor any of its Subsidiaries, nor any of their property or operations, whether presently or previously owned or operated, is subject to any order from or agreement with any Governmental Authority or private party or any judicial or administrative proceeding or investigations respecting any environmental, health or safety Requirements of Law, or is the subject of any investigation by any Governmental Authority evaluating the need for remedial action to respond to a material release or threatened release of a contaminant into the environment, or is subject to any remedial action or other liabilities or costs arising from the release or threatened release of a contaminant into the environment which could reasonably be expected to have a Material Adverse Effect on Borrower's ability to repay or perform the Obligations;

         (d) None of the operations of Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety Requirement of Law which could reasonably be expected to have a Material Adverse Effect on Borrower's ability to repay or perform the Obligations;

         (e) None of the present or, to the knowledge of Borrower, past operations of Borrower or its respective Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of a contaminant into the environment which could reasonably be expected to have a Material Adverse Effect on Borrower's ability to repay or perform the Obligations;

         (f) Neither Borrower nor any of its respective Subsidiaries has received any notice or claim to the effect that it is or might be liable to any Person as a result of the release or threatened release of a contaminant into the environment or as a result of exposure to asbestos or to any other hazardous substance, which would (i) result in liability in excess of workers' compensation coverage and (ii) have a Material Adverse Effect on Borrower's ability to carry out its Obligations.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         So long as any Obligations shall remain unpaid or Borrower shall have any unfulfilled or undischarged Obligations under this Agreement or any of the other Loan Documents, Borrower will comply with the following requirements:

SECTION 5.01. FINANCIAL STATEMENTS; OTHER INFORMATION. Borrower will deliver to
Lender:

         (a) As soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries, if any, the balance sheet, income statement and statements of cash flows and shareholders equity set forth on a comparative basis with the prior year, where applicable, for Borrower and its consolidated Subsidiaries, if any (the "Financial Statements") for such year, prepared by Borrower and reviewed by independent certified public accountants.

         (b) As soon as available, but not later than sixty (60) days after the end of each fiscal quarter of each fiscal year of Borrower, consolidated and unaudited Financial Statements (excluding cash flows and shareholder equity) as of the end of such fiscal quarter.

         (c) immediately after the commencement thereof, notice in writing of all litigation (except for Permitted Liens) and of all proceedings before any state or federal court or any governmental or regulatory agency, bureau or commission affecting Borrower or Charterer or any Subsidiary thereof of the type described in Section 4.07 of this Agreement or which seek a monetary recovery against such party in excess of Two Hundred Fifty Thousand Dollars ($250,000) or Five Hundred Thousand Dollars in the aggregate, along with, if requested in writing by Lender, an opinion of counsel to such party regarding the circumstances underlying and merit of such litigation or proceedings;

         (d) as promptly as practicable upon request of Lender (but in any event not later than fifteen (15) Business Days following the last Business Day of each calendar quarter during the term hereof), a certificate in a form reasonably acceptable to Lender specifying, as of the date of such certificate,
(i) the total amounts outstanding or payable under any loan or credit agreements between Borrower and its respective banks, cooperative associations, credit or finance companies; and to any trade creditors of Borrower; and (ii) any loan or credit agreements entered into between Borrower and any respective bank, cooperative or finance company not previously reported by Borrower to Lender, stating, as to each such agreement, the total amounts borrowable under said agreement, the date of execution and term of said agreement, and any amounts outstanding under said agreement;

         (e) as promptly as practicable (but in any event not later than five
(5) Business Days) after Borrower obtains actual knowledge of the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or would have a Material Adverse Effect on Borrower and constitute an Event of Default with the passage of time or the giving of notice or both, notice of such occurrence, together with a detailed statement by an officer of Borrower of the steps being taken by Borrower to cure such Event of Default;

         (f) from time to time and promptly upon the request of Lender, such data, certificates, reports, statements, opinions of counsel and other experts, documents or further information or assurances regarding (i) the Loan Documents, or (ii) the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower as Lender may request, in each case in form and substance, and certified in a manner reasonably satisfactory to Lender.

SECTION 5.02. COMPLIANCE CERTIFICATE. In connection with each delivery of the financial statements required pursuant to Section 5.01(a) and 5.01(b) of this Agreement, Borrower will deliver to Lender a certificate, signed by the chief financial officer of Borrower stating that (i) said officer has reviewed the aforesaid financial statements and the provisions of this Agreement, (ii) the aforesaid financial statements have been prepared in accordance with GAAP and are fairly stated in all material respects, and (iii) there is no condition or event at the end of such fiscal period or at the time of such certificate which constitutes an Event of Default or specifying the nature and period of existence of any such Event of Default, at the end of such fiscal period, all in reasonable detail, and (iv) said officer has reviewed the terms of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and demonstrating, in reasonable detail, compliance during and at the end of such accounting period with the financial covenants set forth in this Agreement, if any. The aforesaid certificate shall include calculations showing compliance with any financial covenants together with a comparison of actual and required results.

SECTION 5.03. INSURANCE. Borrower shall obtain and maintain insurance on the Vessel in accordance with the terms of the Security Documents. Borrower shall promptly provide Lender with evidence of such insurance coverage. Additionally, Borrower shall provide not less than twenty (20) days advance written notification to Lender in the event of cancellation or material change in the terms of such coverage requested by Borrower.

SECTION 5.04. PRESERVATION OF CORPORATE EXISTENCE. Borrower and Charterer shall each preserve and maintain its respective corporate existence and all of its respective rights, privileges, licenses, patents and franchises; provided, HOWEVER, that neither Borrower nor Charterer shall be required to preserve any such rights, privileges, licenses, patents, and franchises if (i) its Board of Directors shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the current business of such corporation and (ii) the loss thereof would not reasonably be expected to have a Material Adverse Effect on such corporation.

SECTION 5.05. INSPECTION. At any reasonable time and from time to time, upon prior notice to Borrower, Lender or any agents or representatives of Lender shall be allowed to examine and make and prepare copies of and abstracts from the records and books of account of, and visit and inspect the Collateral and the other properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any officer of Borrower.

SECTION 5.06. MAINTENANCE OF PROPERTIES, ETC. Borrower shall maintain and preserve the Collateral and all of its other properties necessary or useful in the proper conduct of its current business in good mechanical condition and running order, ordinary wear and tear excepted.

SECTION 5.07. MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT. Borrower shall keep accurate records and books of account, in accordance with GAAP, consistently applied.

SECTION 5.08. DISCHARGE OF INDEBTEDNESS. Borrower shall promptly pay and discharge any and all Indebtedness and lawful claims which, if unpaid, might become a Lien upon the Collateral or other property of Borrower, except such as may in good faith be contested or disputed or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained, to the satisfaction of Lender, for the eventual payment thereof.

SECTION 5.09. EVIDENCE OF OWNERSHIP. Borrower shall deliver to Lender at any time or times, upon request of Lender, all invoices, bills of sale, or other documents, reasonably necessary to evidence Borrower's ownership of the Collateral.

SECTION 5.10. UNINSURED LOSS. Borrower shall give Lender written notice of any uninsured loss suffered by Borrower through fire, theft, liability or property damage in excess of an aggregate of Two Hundred Fifty Thousand Dollars ($250,000).

SECTION 5.11. OWNERSHIP OF BORROWER. There shall be no sale, transfer, pledge, donation, hypothecation, alienation or other encumbrance of any of the outstanding shares of Borrower.


                                    ARTICLE 6
                               NEGATIVE COVENANTS

         So long as any Obligations shall remain unpaid or Borrower shall have any commitment hereunder or under any of the other Loan Documents, Borrower agrees that, without the prior written consent of Lender, Borrower will not:

SECTION 6.01. MERGER OR CONSOLIDATION; ASSET SALES. Borrower will not, and will not permit any of its Subsidiaries to,

         (a) merge or consolidate with or into any other Person, except that (i) Borrower may merge with any of its wholly owned Subsidiaries and (ii) any of Borrower's wholly owned Subsidiaries may merge with another of Borrower's wholly owned Subsidiaries, provided that immediately after giving effect to any such proposed transaction no Event of Default would exist and, in the case of any such merger to which Borrower is a party, Borrower or Guarantor is the surviving corporation or

         (b) sell, lease, transfer, or otherwise dispose of any of its property or assets other than (i) sales of assets in the ordinary course of business, or
(ii) sales of equipment no longer used or useful in the conduct of Borrower's business.

SECTION 6.02. CHANGE IN BUSINESS. Borrower shall not, nor shall it permit any of its Subsidiaries to, materially change the character of their business as presently and normally conducted or engage in any type of business not related to their business as presently and normally conducted.

SECTION 6.03. LIENS AND ENCUMBRANCES. Permit or suffer to exist or to be created any Lien upon the Collateral (except such Lien as may be granted to Lender and the Permitted Liens).


                                    ARTICLE 7
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 7.01. EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

         (a) default by Borrower in the payment of any principal of or interest on the Note or any other amount when it becomes due hereunder or under the Note or any other Loan Documents (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and any such default shall continue for ten (10) days unremedied; or

         (b) default in the performance, or breach, of any covenant or agreement of Borrower under this Agreement or any of the other Loan Documents, or a default by Guarantor under the Guaranty Agreement or a default under, or termination of, the Charter Agreement and such default shall continue unremedied for a period of thirty (30) days from the date of written notice thereof from Lender; or

         (c) default in the performance, or breach, of any material covenant or agreement of Borrower in any loan or credit agreement or any note issued pursuant thereto or default in the payment of any sum due under any such agreement or any note issued pursuant thereto (whether payment is due at maturity, by reason of notice of prepayment or acceleration or otherwise) and such default shall continue unremedied for a period of fifteen (15) days from the date of notice thereof and such default shall have a Material Adverse Effect on Borrower; or

         (d) Borrower or any Subsidiary thereof shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or any Subsidiary thereof shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or any Subsidiary thereof and such appointment shall continue undischarged for a period of sixty (60) days; or Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or any Subsidiary thereof and shall remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any Subsidiary thereof and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or

         (e) any material representation or warranty made by Borrower in this Agreement or any of the other Loan Documents, or in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to be incorrect or misleading in any material respect and such default shall continue unremedied for a period of thirty (30) days from the date of notice thereof from Lender; or

         (f) Borrower, or any Subsidiary thereof suffers a final judgment in excess of Two Hundred Fifty Thousand Dollars ($250,000) against it which, within sixty (60) days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal unless (i) such judgment in the reasonable opinion of Lender is adequately covered by insurance; or (ii) adequate accruals with respect to such judgment have been established in accordance with GAAP and the aggregate amount of all such judgments at any time during the term hereof, not adequately covered by insurance is not at any time in excess of Two Hundred Fifty Thousand Dollars ($250,000); or

         (g) a default under any bond, debenture, note or other evidence of indebtedness of Borrower (other than to Lender) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed which, in the opinion of Lender, would have a Material Adverse Effect on Borrower and such default shall continue unremedied for a period of fifteen (15) days from the date of notice thereof from Lender; or

         (h) a sale, hypothecation or other disposition of any beneficial interest in any class of voting stock of the Borrower which, in the opinion of Lender causes a Material Adverse Change with respect to Borrower.

SECTION 7.02. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the satisfaction of Lender, Lender may exercise any or all of the following rights and remedies:

         (a) Lender may, by notice to Borrower, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement (including, but not limited to, any prepayment amount payable under Section 2.07 hereof) to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

         (b) Lender may proceed to protect and enforce this Agreement and the Note by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted or for the recovery of judgment for the indebtedness hereby owed, or for the enforcement of any other proper legal or equitable remedy available under applicable law; and

         (c) Lender may exercise any other rights and remedies available to it by law or under any of the other Loan Documents.


                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by or available under law.

SECTION 8.02. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or any other Loan Documents or consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the authorized representatives of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment, modification, termination or waiver shall bind and benefit Borrower and Lender and their respective successors and assigns, subject to the consent requirements set forth in Section 8.07 hereof. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Except as may be expressly provided to the contrary in this Agreement or in any of the other Loan Documents (as applicable), in any instance under this Agreement or any of the other Loan Documents where the approval, consent, or exercise of judgment of Lender is requested or required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of Lender.

SECTION 8.03. RIGHT OF SETOFF. As collateral security for the repayment of Obligations, Borrower hereby grants to Lender and Lender's successors and assigns the right to apply, at any time and from time to time should an Event of Default exist hereunder, any and all obligations owing from Lender to Borrower toward repayment of any sums owing from Borrower to Lender hereunder or under the Note.

SECTION 8.04. ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and sent by certified mail (return receipt requested) or nationally recognized overnight courier service delivered to the applicable party at its address indicated below:

IF TO BORROWER:

                  Statia Marine, Inc.
                  Post Office Box 309, Ugland House
                  South Church Street, George Town
                  Grand Cayman, Cayman Islands
                  British West Indies
                  Telephone:        345-949-8066
                  Facsimile:        345-949-8080

         With a copy to:

                  Statia Terminals, Inc.
                  800 Fairway Drive
                  Deerfield Beach, Florida  33441
                  Attn:  Vice President and Treasurer
                  Telephone:        954-698-0705
                  Facsimile:        954-570-3453

IF TO LENDER:

                  Transamerica Equipment Financial Services Corporation 10975 Benson Drive, Suite 530
                  Overland Park, Kansas  66210
                  Attention:        Region Credit Manager
                  Telephone:        (913) 663-3862
                  Facsimile:        (913) 663-3872

and

                  Transamerica Equipment Financial Services Corporation Riverway II, West Office Tower
                  9399 West Higgins Road, Suite 600
                  Rosemont, Illinois  60018
                  Attention:  Legal Department

or, as to each party, at such other address or to the attention of such other representative as shall be designated by such party in a written notice to the other party provided in accordance with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or transmitted (postage or other charges pre-paid), be effective when deposited in the mails or with the applicable courier service, addressed as aforesaid.

SECTION 8.05. COSTS, EXPENSES AND INDEMNIFICATION. Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents or any other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Agreement. Borrower agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), incurred in connection with the preservation of any rights of Lender under, or the enforcement of, or legal advice in respect of, the rights or responsibilities of Lender under this Agreement, the Note, the Security Documents, and any other documents delivered hereunder including, without limitation, reasonable losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein or in any of the Note or any other document related thereto. Borrower further agrees to indemnify and hold harmless Lender from and against any and all damages, losses, liabilities, costs and expenses resulting from, related to or connected with this Agreement, the Note, the Security Documents and any document or instrument delivered in connection herewith or the transactions contemplated hereby.

SECTION 8.06. EXECUTION IN COUNTERPARTS. This Agreement may be executed separately by Borrower and Lender in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

SECTION 8.07. BINDING EFFECT; ASSIGNMENT. This Agreement and the Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender, which consent shall not be unreasonably withheld.

SECTION 8.08. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY RULES, REGULATIONS OR LAWS CONCERNING CONFLICTS OF LAWS.

SECTION 8.09. JUDICIAL PROCEEDINGS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (A) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (B) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 8.04 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

SECTION 8.10. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 8.11. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and agreements made by Borrower herein or in the Notes or by any person in any certificate or other document or instrument required to be delivered in connection with this Agreement shall be considered to have been relied upon by Lender and shall survive the issuance and delivery to Lender of the Note regardless of any investigation made by Lender or on its behalf, and shall terminate only upon the full and final payment and performance by Borrower of the Loan. All statements in any such certificate or other document or instrument shall constitute representations and warranties by Borrower hereunder.

SECTION 8.12. HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.13. JURY TRIAL WAIVER. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER IN THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned parties hereto have executed and delivered this Agreement as of the date first above written.

                                        BORROWER:

                                        STATIA MARINE, INC.



                                        ----------------------------------------
                                        By:      James F. Brenner
                                        Title:   Vice President and Treasurer

         IN WITNESS WHEREOF, the undersigned parties hereto have executed and delivered this Agreement as of the date first above written.

                                        LENDER:

                                        TRANSAMERICA EQUIPMENT FINANCIAL
                                        SERVICES CORPORATION



                                        ----------------------------------------
                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                     ACKNOWLEDGMENT AND CONSENT BY GUARANTOR

Guarantor hereby (i) appears and declares that it has read the Loan Agreement in its entirety, (ii) acknowledges that the foregoing Loan Agreement is the same Loan Agreement referenced in the Guaranty executed by Guarantor in favor of Transamerica Equipment Financial Services Corporation, and (iii) agrees and consents to the terms, conditions and obligations set forth therein.

                                        GUARANTOR:

                                        STATIA TERMINALS GROUP N.V.



                                        ----------------------------------------
                                        By:      Thomas M. Thompson, Jr.
                                        Title:   Vice President